Exhibit 99.1

INVESTOR CONTACT
Julie Anderson, 214.932.6773
julie.anderson@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES DATES FOR Q2 2020 OPERATING RESULTS AND 2020 ANNUAL MEETING OF STOCKHOLDERS
DALLAS - July 1, 2020 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced today that executive management will host a conference call and webcast to discuss second quarter 2020 operating results on Wednesday, July 22, 2020 at 5:00 p.m. EDT. The related press release will be issued at 4:00 p.m. EDT.
Participants may pre-register for the call by visiting http://dpregister.com/10145619 and will receive a unique PIN number to be used when dialing in for the call for immediate access. Alternatively, participants may call 866.777.2509 at least fifteen minutes prior to the call to join through an operator. International callers should dial 412.317.5413.
The live webcast of the call and corresponding presentation slides can be accessed on the Company's website at http://investors.texascapitalbank.com.
An audio replay will be available one hour after the conclusion of the call. To access the replay, dial 877.344.7529 and use conference number 10145619. International callers should dial 412.317.0088 and enter the same conference number. This replay, as well as the webcast, will be available until August 22, 2020.
The Company also announced today that it plans to hold its Annual Meeting of Stockholders on Tuesday, October 20, 2020 at 9:00 a.m. CDT. The Company currently intends to hold the meeting in person; however if due to the coronavirus (COVID-19) outbreak it is not possible or advisable to hold the meeting in person, the Company will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio. For more information, please visit www.texascapitalbank.com.